NEWS RELEASE

Range Announces Third Quarter 2025 Results

FORT WORTH, TEXAS, October 28, 2025…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its third quarter 2025 financial results.

Third Quarter 2025 Highlights –

•
Cash flow from operating activities of $248 million
•
Cash flow from operations, before working capital changes, of $279 million
•
Repurchased $56 million of shares and paid $21 million in dividends
•
Capital spending was $190 million, approximately 29% of the annual 2025 budget
•
Realized price, including hedges, was $3.29 per mcfe – a $0.22 premium versus NYMEX natural gas
•
Pre-hedge NGL realizations of $22.09 per barrel – a premium of $0.33 over Mont Belvieu equivalent
•
Natural gas differential, including basis hedging, of ($0.49) per mcf to NYMEX
•
Production averaged 2.23 Bcfe per day, approximately 69% natural gas

Commenting on the results, Dennis Degner, the Company’s CEO said, “Range’s third quarter results continue to showcase our ability to generate significant free cash flow through cycles, which supported $77 million in share repurchases and dividends, while maintaining net debt at $1.2 billion and continuing to build operational momentum. Our counter-cyclical investments in drilled inventory over the last two years support the very efficient growth we have planned through 2027, while keeping capital relatively flat. We believe Range is exceedingly well-positioned to benefit from growing local and global demand for natural gas given our consistent well results, high-return, long-life asset base and low full-cycle cost structure. Together, these advantages enable Range to help meet this demand while continuing to return meaningful capital to shareholders.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of non-GAAP financial measures and the accompanying tables that reconcile each non-GAAP measure to its most directly comparable GAAP financial measure.

Third Quarter 2025 Results

GAAP revenues and other income for third quarter 2025 totaled $749 million, GAAP net cash provided from operating activities (including changes in working capital) was $248 million, and GAAP net income was $144 million ($0.60 per diluted share). Third quarter earnings results include a $93 million mark-to-market derivative gain due to decreases in commodity prices.

Cash flow from operations before changes in working capital, a non-GAAP measure, was $279 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $135 million ($0.57 per diluted share) in third quarter 2025.

The following table details Range’s third quarter 2025 unit costs per mcfe(a):

Expenses	3Q 2025 (per mcfe)	3Q 2024 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.11	$ 0.12	(8%)
Transportation, gathering, processing and compression(a)	1.47	1.51	(3%)
Taxes other than income	0.04	0.03	33%
General and administrative(a)	0.17	0.16	6%
Interest expense(a)	0.11	0.14	(21%)
Total cash unit costs(b)	1.91	1.96	(3%)
Depletion, depreciation and amortization (DD&A)	0.46	0.45	2%
Total unit costs plus DD&A(b)	$ 2.37	$ 2.41	(2%)

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for third quarter 2025(a):

	3Q25 Production & Realized Pricing
	Natural Gas (mcf)	Oil (bbl)	NGLs (bbl)	Natural Gas Equivalent (mcfe)

Net production per day	1,534,065	5,208	110,420	2,227,831

Average NYMEX price	$ 3.07	$64.98	$ 21.76
Differential, including basis hedging	(0.49)	(10.73)	0.33
Realized prices before NYMEX hedges	2.58	54.25	22.09	3.00
Settled NYMEX hedges	0.38	3.37	0.39	0.29
Average realized prices after hedges	$ 2.96	$ 57.61	$ 22.48	$ 3.29

(a)
Totals may not be exact due to rounding.

Third quarter 2025 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.29 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $2.58 per mcf, or a ($0.49) per mcf differential to NYMEX. Range is improving its expected 2025 natural gas differential to average ($0.40) to ($0.43) relative to NYMEX.
•
Range’s pre-hedge NGL price during the quarter was $22.09 per barrel, approximately $0.33 above the Mont Belvieu weighted equivalent. Range now expects its 2025 NGL differential to average +$0.50 to +$0.75 relative to a Mont Belvieu equivalent barrel.
•
Oil and condensate price realizations, before realized hedges, averaged $54.25 per barrel, or $10.73 below WTI (West Texas Intermediate). Range continues to expect condensate differentials to average ($10.00) to ($15.00) relative to NYMEX.

Repurchase Activity and Financial Position

During the third quarter, Range repurchased 1,580,711 shares at an average price of approximately $35.59 per share. As of September 30, 2025, the Company had approximately $839 million of availability under the share repurchase program.

As of September 30, 2025, Range had net debt outstanding of approximately $1.23 billion, consisting of $1.1 billion of senior notes, $129 million on the credit facility, and $0.2 million in cash. In October, Range entered an amended and restated revolving bank credit facility, which will mature in 2030. This amended facility maintained a maximum facility of $4.0 billion and an initial borrowing base of $3.0 billion, and increased bank commitments from $1.5 billion to $2.0 billion.

Capital Expenditures and Operational Activity

Third quarter 2025 drilling and completion expenditures were $165 million. In addition, during the quarter, approximately $16 million was invested in acreage, and $9 million was invested in infrastructure, pneumatic upgrades, and other investments. Total capital spending through third quarter was $491 million, representing approximately 74% of Range’s capital budget for 2025.

During the quarter, Range drilled ~262,000 lateral feet across 16 wells, while turning to sales ~228,000 lateral feet across 15 wells. Range remains on track to exit 2025 with greater than 400,000 lateral feet of growth inventory to support announced growth plans.

The table below summarizes expected 2025 activity plans regarding the number of wells to sales in each area.

	YTD Wells TIL 3Q 2025	Remaining 2025	2025 Planned TIL
SW PA Super-Rich	8	6	14
SW PA Wet	20	4	24
SW PA Dry	5	-	5
NE PA Dry	4	-	4
Total Wells	37	10	47

Guidance – 2025

Updated Capital & Production Guidance

Range’s 2025 all-in capital budget is $650 million - $680 million. Annual production is now expected to be approximately 2.23 Bcfe per day in 2025, updated from prior guidance of ~2.225 Bcfe per day. Liquids are expected to be over 30% of production.

Updated Full Year 2025 Expense Guidance

	Updated Guidance	Prior Guidance
Direct operating expense:	$0.12 - $0.13 per mcfe	$0.12 - $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.50 - $1.52 per mcfe	$1.50 - $1.55 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe	$0.03 - $0.04 per mcfe
Exploration expense:	$24 - $28 million	$24 - $28 million
G&A expense:	$0.17 - $0.18 per mcfe	$0.17 - $0.18 per mcfe
Net Interest expense:	$0.12 - $0.13 per mcfe	$0.12 - $0.13 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million	$8 - $12 million

Updated Full Year 2025 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2025.

	Updated Guidance	Prior Guidance
FY 2025 Natural Gas:(a)	NYMEX minus $0.40 to $0.43	NYMEX minus $0.40 to $0.48
FY 2025 Natural Gas Liquids:(b)	MB plus $0.50 to $0.75 per barrel	MB plus $0.40 to $1.25 per barrel
FY 2025 Oil/Condensate:	WTI minus $10.00 to $15.00	WTI minus $10.00 to $15.00

(a) Including basis hedging.

(b) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of basis hedges as of September 30, 2025, was a net loss of $12.9 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, October 29 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until November 29th.

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles (GAAP), the Company’s earnings press release contains certain financial measures that are not presented in accordance with GAAP. Management believes certain non-GAAP measures may provide financial statement users with meaningful supplemental information for comparisons within the industry. These non-GAAP financial measures may include, but are not limited to Net Income, excluding certain items, Cash flow from operations before changes in working capital, realized prices, Net debt and Cash margin.

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

Net debt is calculated as total debt less cash and cash equivalents. The Company believes this measure is helpful to investors and industry analysts who utilize Net debt for comparative purposes across the industry.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando

817-869-4267

Matt Schmid

817-869-1538

Range Media Contact:

Mark Windle

724-873-3223

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, In thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	%	2025	2024	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$611,491	$533,277		$2,070,049	$1,578,728
Derivative fair value income	92,946	47,124		88,736	110,530
Brokered natural gas and marketing	43,807	31,289		131,224	91,513
ARO settlement (loss) gain (b)	-	-		1	(26)
Interest income (b)	52	3,188		4,867	9,507
Loss (gain) on sale of assets (b)	(6)	69		158	222
Other (b)	238	155		322	193
Total revenues and other income	748,528	615,102	22%	2,295,357	1,790,667	28%

Costs and expenses:
Direct operating	23,305	24,799		70,757	68,744
Direct operating - stock-based compensation (c)	525	486		1,566	1,454
Transportation, gathering, processing and compression	301,110	306,154		911,933	878,524
Taxes other than income	8,265	5,117		23,087	15,459
Brokered natural gas and marketing	48,256	32,017		139,800	96,425
Brokered natural gas and marketing - stock-based compensation (c)	626	571		2,268	1,862
Exploration	7,820	6,988		21,426	17,506
Exploration - stock-based compensation (c)	285	346		998	1,005
Abandonment and impairment of unproved properties	4,899	4,723		16,254	8,618
General and administrative	35,253	32,674		99,563	97,818
General and administrative - stock-based compensation (c)	9,448	8,639		28,885	27,099
General and administrative - lawsuit settlements	11	213		101	691
Exit costs	8,085	7,649		25,484	28,058
Deferred compensation plan (d)	(765)	(1,930)		2,026	5,715
Interest expense	23,200	27,958		76,615	85,430
Interest expense - amortization of deferred financing costs (e)	1,068	1,343		3,610	4,060
Gain on early extinguishment of debt	-	(11)		(3)	(254)
Depletion, depreciation and amortization	93,793	91,137		275,866	265,872
Total costs and expenses	565,184	548,873	3%	1,700,236	1,604,086	6%

Income before income taxes	183,344	66,229	177%	595,121	186,581	219%

Income tax expense (benefit)
Current	(1,022)	1,282		5,623	5,263
Deferred	40,059	14,291		110,561	9,820
	39,037	15,573		116,184	15,083

Net income	$144,307	$50,656	185%	$478,937	$171,498	179%

Net income Per Common Share
Basic	$0.61	$0.21		$2.00	$0.71
Diluted	$0.60	$0.21		$1.99	$0.70

Weighted average common shares outstanding, as reported
Basic	237,378	240,865	-1%	238,523	240,832	-1%
Diluted	239,026	242,623	-1%	240,255	242,802	-1%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Other income in the 10-Q.
(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(In thousands)	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Assets
Current assets	$274,431	$636,982
Derivative assets	62,152	87,098
Natural gas and oil properties, net (successful efforts method)	6,627,222	6,421,700
Other property and equipment, net	3,464	2,465
Operating lease right-of-use assets	154,842	119,838
Other	75,652	79,592
	$7,197,763	$7,347,675

Liabilities and Stockholders' Equity
Current liabilities	$591,453	$1,263,247
Asset retirement obligations	1,189	1,189
Derivative liabilities	2,464	9,634

Bank debt	125,650	-
Senior notes, excluding current maturities	1,091,117	1,089,614
Deferred tax liabilities	650,428	541,378
Derivative liabilities	2,049	10,488
Deferred compensation liabilities	67,293	65,233
Operating lease liabilities	95,937	35,737
Asset retirement obligations and other liabilities	145,640	137,181
Divestiture contract obligation	221,035	257,317
	2,994,255	3,411,018

Common stock and retained deficit	4,894,936	4,449,987
Other comprehensive income	568	611
Common stock held in treasury	(691,996)	(513,941)
Total stockholders' equity	4,203,508	3,936,657
	$7,197,763	$7,347,675

RECONCILIATION OF TOTAL DEBT AS REPORTED
TO NET DEBT, a non-GAAP measure
(Unaudited, in thousands)
	September 30,	December 31,
	2025	2024	%

Total debt, net of deferred financing costs, as reported	$1,216,767	$1,697,883	-28%
Unamortized debt issuance costs, as reported	12,233	10,819
Less cash and cash equivalents, as reported	(175)	(304,490)
Net debt, a non-GAAP measure	$1,228,825	$1,404,212	-12%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income	$144,307	$50,656	$478,937	$171,498
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	40,059	14,291	110,561	9,820
Depletion, depreciation and amortization	93,793	91,137	275,866	265,872
Abandonment and impairment of unproved properties	4,899	4,723	16,254	8,618
Derivative fair value income	(92,946)	(47,124)	(88,736)	(110,530)
Cash settlements on derivative financial instruments	62,033	112,265	98,072	362,695
Divestiture contract obligation, including accretion	8,085	7,604	25,484	27,933
Amortization of deferred financing costs and other	852	927	2,996	3,352
Deferred and stock-based compensation	10,248	8,260	36,378	37,597
Loss (gain) on sale of assets	6	(69)	(158)	(222)
Loss (gain) on early extinguishment of debt	-	(11)	(3)	(254)

Changes in working capital:
Accounts receivable	(5,001)	24,617	63,063	101,530
Other current assets	3,426	20,596	(5,084)	(1,809)
Accounts payable	(1,142)	(21,334)	8,016	(27,052)
Accrued liabilities and other	(21,074)	(20,619)	(107,828)	(122,424)
Net changes in working capital	(23,791)	3,260	(41,833)	(49,755)
Net cash provided from operating activities	$247,545	$245,919	$913,818	$726,624

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided from operating activities, as reported	$247,545	$245,919	$913,818	$726,624
Net changes in working capital	23,791	(3,260)	41,833	49,755
Exploration expense	7,820	6,988	21,426	17,506
Lawsuit settlements	11	213	101	691
Non-cash compensation adjustment and other	87	313	(22)	397
Cash flow from operations before changes in working capital - non-GAAP measure	$279,254	$250,173	$977,156	$794,973

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic:
Weighted average shares outstanding	237,643	241,676	239,063	242,133
Stock held by deferred compensation plan	(265)	(811)	(540)	(1,301)
Adjusted basic	237,378	240,865	238,523	240,832

Dilutive:
Weighted average shares outstanding	237,643	241,676	239,063	242,133
Dilutive stock options under treasury method	1,383	947	1,192	669
Adjusted dilutive	239,026	242,623	240,255	242,802

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES
AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO
CALCULATED CASH REALIZED NATURAL GAS, NGLs AND
OIL PRICES WITH AND WITHOUT THIRD-PARTY
TRANSPORTATION, GATHERING, PROCESSING AND
COMPRESSION COSTS, a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	%	2025	2024	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$361,124	$234,139		$1,249,456	$715,266
NGLs sales	224,376	266,186		738,064	750,547
Oil sales	25,991	32,952		82,529	112,915
Total Natural Gas, NGLs and Oil Sales, as reported	$611,491	$533,277	15%	$2,070,049	$1,578,728	31%

Derivative Fair Value Income, as reported	$92,946	$47,124		$88,736	$110,530
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	(56,420)	(107,923)		(90,263)	(355,030)
NGLs	(4,000)	(1,409)		(5,096)	(3,310)
Oil	(1,613)	(2,933)		(2,713)	(4,355)
Total change in fair value related to commodity derivatives prior to
settlement, a non-GAAP measure	$30,913	$(65,141)		$(9,336)	$(252,165)

Transportation, gathering, processing and compression components:
Natural Gas	$157,193	$153,063		$469,416	$456,215
NGLs	142,815	152,624		439,862	420,975
Oil	1,102	467		2,655	1,334
Total transportation, gathering, processing and compression, as reported	$301,110	$306,154		$911,933	$878,524

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$417,544	$342,062		$1,339,719	$1,070,296
NGLs sales	228,376	267,595		743,160	753,857
Oil Sales	27,604	35,885		85,242	117,270
Total	$673,524	$645,542	4%	$2,168,121	$1,941,423	12%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	141,133,949	138,193,783	2%	413,394,538	406,943,086	2%
NGLs (bbls)	10,158,612	10,254,759	-1%	30,107,652	29,392,292	2%
Oil (bbls)	479,142	514,659	-7%	1,483,512	1,717,958	-14%
Gas equivalent (mcfe) (b)	204,960,473	202,810,291	1%	602,941,522	593,604,586	2%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,534,065	1,502,106	2%	1,514,266	1,485,194	2%
NGLs (bbls)	110,420	111,465	-1%	110,284	107,271	3%
Oil (bbls)	5,208	5,594	-7%	5,434	6,270	-13%
Gas equivalent (mcfe) (b)	2,227,831	2,204,460	1%	2,208,577	2,166,440	2%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$2.56	$1.69	51%	$3.02	$1.76	72%
NGLs (per bbl)	$22.09	$25.96	-15%	$24.51	$25.54	-4%
Oil (per bbl)	$54.25	$64.03	-15%	$55.63	$65.73	-15%
Gas equivalent (per mcfe) (b)	$2.98	$2.63	13%	$3.43	$2.66	29%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$2.96	$2.48	19%	$3.24	$2.63	23%
NGLs (per bbl)	$22.48	$26.09	-14%	$24.68	$25.65	-4%
Oil (per bbl)	$57.61	$69.73	-17%	$57.46	$68.26	-16%
Gas equivalent (per mcfe) (b)	$3.29	$3.18	3%	$3.59	$3.27	10%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$1.84	$1.37	34%	$2.11	$1.51	40%
NGLs (per bbl)	$8.42	$11.21	-25%	$10.07	$11.33	-11%
Oil (per bbl)	$55.31	$68.82	-20%	$55.67	$67.49	-18%
Gas equivalent (per mcfe) (b)	$1.82	$1.67	9%	$2.08	$1.79	16%

Transportation, gathering and compression expense per mcfe	$1.47	$1.51	-3%	$1.51	$1.48	2%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c) Excluding third-party transportation, gathering, processing and compression costs.
(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, In thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	%	2025	2024	%

Income from operations before income taxes, as reported	$183,344	$66,229	177%	$595,121	$186,581	219%
Adjustment for certain special items:
Loss (gain) on the sale of assets	6	(69)		(158)	(222)
ARO settlement loss (gain)	-	-		(1)	26
Change in fair value related to derivatives prior to settlement	(30,913)	65,141		9,336	252,165
Abandonment and impairment of unproved properties	4,899	4,723		16,254	8,618
Loss (gain) on early extinguishment of debt	-	(11)		(3)	(254)
Lawsuit settlements	11	213		101	691
Exit costs	8,085	7,649		25,484	28,058
Brokered natural gas and marketing - stock-based compensation	626	571		2,268	1,862
Direct operating - stock-based compensation	525	486		1,566	1,454
Exploration expenses - stock-based compensation	285	346		998	1,005
General & administrative - stock-based compensation	9,448	8,639		28,885	27,099
Deferred compensation plan - non-cash adjustment	(765)	(1,930)		2,026	5,715

Income before income taxes, as adjusted	175,551	151,987	16%	681,877	512,798	33%

Income tax expense (benefit), as adjusted
Current	(1,022)	1,282		5,623	5,263
Deferred (a)	41,399	33,675		151,209	112,681

Net income, excluding certain items, a non-GAAP measure	$135,174	$117,030	16%	$525,045	$394,854	33%

Non-GAAP income per common share
Basic	$0.57	$0.49	16%	$2.20	$1.64	34%
Diluted	$0.57	$0.48	19%	$2.19	$1.63	34%

Non-GAAP diluted shares outstanding, if dilutive	239,026	242,623		240,255	242,802

(a) Taxes are estimated to be approximately 23% for 2024 and 2025.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income, as reported	$144,307	$50,656	$478,937	$171,498
Adjustments for certain special items:
Loss (gain) on the sale of assets	6	(69)	(158)	(222)
ARO settlement loss (gain)	-	-	(1)	26
Gain on early extinguishment of debt	-	(11)	(3)	(254)
Change in fair value related to derivatives prior to settlement	(30,913)	65,141	9,336	252,165
Abandonment and impairment of unproved properties	4,899	4,723	16,254	8,618
Lawsuit settlements	11	213	101	691
Exit costs	8,085	7,649	25,484	28,058
Stock-based compensation	10,884	10,042	33,717	31,420
Deferred compensation plan	(765)	(1,930)	2,026	5,715
Tax impact	(1,340)	(19,384)	(40,648)	(102,861)

Net income, excluding certain items, a non-GAAP measure	$135,174	$117,030	$525,045	$394,854

Net income per diluted share, as reported	$0.60	$0.21	$1.99	$0.70
Adjustments for certain special items per diluted share:
Loss (gain) on the sale of assets	-	-	-	-
ARO settlement loss (gain)	-	-	-	-
Gain on early extinguishment of debt	-	-	-	-
Change in fair value related to derivatives prior to settlement	(0.13)	0.27	0.04	1.04
Abandonment and impairment of unproved properties	0.02	0.02	0.07	0.04
Lawsuit settlements	-	-	-	-
Exit costs	0.03	0.03	0.11	0.12
Stock-based compensation	0.05	0.04	0.14	0.13
Deferred compensation plan	-	(0.01)	0.01	0.02
Adjustment for rounding differences	0.01	-	-	-
Tax impact	(0.01)	(0.08)	(0.17)	(0.42)
Dilutive share impact (rabbi trust and other)	-	-	-	-

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.57	$0.48	$2.19	$1.63

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.57	$0.49	$2.20	$1.64
Diluted	$0.57	$0.48	$2.19	$1.63

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-
GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues
Natural gas, NGLs and oil sales, as reported	$611,491	$533,277	$2,070,049	$1,578,728
Derivative fair value income, as reported	92,946	47,124	88,736	110,530
Less non-cash fair value (gain) loss	(30,913)	65,141	9,336	252,165
Brokered natural gas and marketing, as reported	43,807	31,289	131,224	91,513
Other income, as reported	284	3,412	5,348	9,896
Less loss (gain) on sale of assets	6	(69)	(158)	(222)
Less ARO settlement	-	-	(1)	26
Cash revenues	717,621	680,174	2,304,534	2,042,636

Expenses
Direct operating, as reported	23,830	25,285	72,323	70,198
Less direct operating stock-based compensation	(525)	(486)	(1,566)	(1,454)
Transportation, gathering and compression, as reported	301,110	306,154	911,933	878,524
Taxes other than income, as reported	8,265	5,117	23,087	15,459
Brokered natural gas and marketing, as reported	48,882	32,588	142,068	98,287
Less brokered natural gas and marketing stock-based compensation	(626)	(571)	(2,268)	(1,862)
General and administrative, as reported	44,712	41,526	128,549	125,608
Less G&A stock-based compensation	(9,448)	(8,639)	(28,885)	(27,099)
Less lawsuit settlements	(11)	(213)	(101)	(691)
Interest expense, as reported	24,268	29,301	80,225	89,490
Less amortization of deferred financing costs	(1,068)	(1,343)	(3,610)	(4,060)
Cash expenses	439,389	428,719	1,321,755	1,242,400

Cash margin, a non-GAAP measure	$278,232	$251,455	$982,779	$800,236

Mmcfe produced during period	204,961	202,810	602,942	593,605

Cash margin per mcfe	$1.36	$1.24	$1.63	$1.35

RECONCILIATION OF INCOME BEFORE INCOME TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Income before income taxes, as reported	$183,344	$66,229	$595,121	$186,581
Adjustments to reconcile income before income taxes
to cash margin:
ARO settlements	-	-	(1)	26
Derivative fair value income	(92,946)	(47,124)	(88,736)	(110,530)
Net cash receipts on derivative settlements	62,033	112,265	98,072	362,695
Exploration expense	7,820	6,988	21,426	17,506
Lawsuit settlements	11	213	101	691
Exit costs	8,085	7,649	25,484	28,058
Deferred compensation plan	(765)	(1,930)	2,026	5,715
Stock-based compensation (direct operating, brokered natural gas and	10,884	10,042	33,717	31,420
marketing and general and administrative)
Bad debt expense	-	-	-	-
Interest - amortization of deferred financing costs	1,068	1,343	3,610	4,060
Depletion, depreciation and amortization	93,793	91,137	275,866	265,872
Loss (gain) on sale of assets	6	(69)	(158)	(222)
Gain on early extinguishment of debt	-	(11)	(3)	(254)
Abandonment and impairment of unproved properties	4,899	4,723	16,254	8,618
Cash margin, a non-GAAP measure	$278,232	$251,455	$982,779	$800,236